Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
     On December 30, 2009, Nuance Communications, Inc. (“Nuance”) acquired SpinVox Limited (“SpinVox”), pursuant to two agreements dated December 29, 2009 by and among Nuance, Foxtrot Acquisition Limited (“Foxtrot I”), a company incorporated in the Cayman Islands and a wholly-owned indirect subsidiary of Nuance, Foxtrot Acquisition II Limited (“Foxtrot II”), a company incorporated in the Cayman Islands and a wholly-owned direct subsidiary of Nuance, and certain holders of outstanding equity and debt securities of SpinVox. Pursuant to the agreements, all existing financial indebtedness of SpinVox was cancelled and Nuance acquired all of the equity securities of SpinVox for an aggregate consideration of $67.5 million cash and 2,299,311 shares of Nuance common stock valued at $36.4 million based on the closing stock price on the date of acquisition.
     The following unaudited pro forma combined financial information is shown as if Nuance and SpinVox had been combined as of October 1, 2008 for statement of operations purposes and included in Nuance’s consolidated balance sheet as of September 30, 2009.
     The unaudited pro forma combined financial information of Nuance and SpinVox is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from this completed acquisition are derived from the purchase consideration and preliminary purchase price allocation and do not necessarily represent the final purchase price allocations.
     The historical financial information of SpinVox for the period from October 1, 2008 to September 30, 2009 has been derived from the unaudited financial information for that period. The historical consolidated financial statements of SpinVox were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. We did not identify any accounting differences between IFRS and U.S. Generally Accepted Accounting Standards (U.S. GAAP) that would significantly impact the unaudited pro forma combined consolidated financial statements and thus no adjustments have been reflected in the unaudited pro forma combined financial statements.
     The historical financial information of SpinVox is presented in Pounds Sterling. The balance sheet as of September 30, 2009 has been translated into US dollars using the exchange rate as of September 30, 2009 of £1/$1.5922 and the statement of operations has been translated into US dollars using the average exchange rate for the year ended September 30, 2009 of £1/$1.5516.
     The unaudited pro forma combined consolidated financial statements do not include the historical or pro forma financial information for insignificant, both individually and in the aggregate, acquisitions, which were acquired by Nuance during fiscal 2009, prior to their acquisition. The financial statements for these acquired companies and pro forma financial information for the transactions are not included herein as the transactions were determined not to be “significant” in accordance with the calculations required by Rule 1-02(w) of Regulation S-X of the Securities Exchange Act of 1934, as amended.
     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of October 1, 2008, nor is the data necessarily indicative of future operating results.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
As of September 30, 2009

	Historical	Historical
	Nuance at	SpinVox at	Pro Forma		Pro Forma
	September 30, 2009 (A)	September 30, 2009 (B)	Adjustments		Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$527,038	$19,732	$(67,500)	(1)	$479,270
Accounts receivable, net	199,548	9,716	—		209,264
Acquired unbilled accounts receivable	9,171	—	—		9,171
Inventories, net	8,525	—	—		8,525
Prepaid expenses and other current assets	51,545	5,889	—		57,434

Total current assets	795,827	35,337	(67,500)		763,664

Land, building and equipment, net	53,468	2,347	—		55,815
Goodwill	1,891,003	—	104,008	(4)	1,995,011
Other intangible assets, net	706,805	35,974	9,326	(3)	752,105
Other long-term assets	52,511	396	—		52,907

Total assets	$3,499,614	$74,054	$45,834		$3,619,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital leases	$6,862	$103,572	$(102,407)	(5)	$8,027
Contingent and deferred acquisition payments	91,431	—	—		91,431
Accounts payable	59,574	11,483	—		71,057
Accrued expenses and other current liabilities	104,819	70,362	—		175,181
Accrued business combination costs	12,144	—	—		12,144
Deferred maintenance revenue	84,607	—	—		84,607
Unearned revenue and customer deposits	59,788	13,026	(12,500)	(6)	60,314

Total current liabilities	419,225	198,443	(114,907)		502,761

Long-term portion of debt and capital leases	888,611	—	—		888,611
Long-term portion of accrued business combination costs	24,904	—	—		24,904
Deferred revenue, net of current portion	33,904	—	—		33,904
Deferred tax liability	56,346	—	—		56,346
Other liabilities	73,186	—	—		73,186

Total liabilities	1,496,176	198,443	(114,907)		1,579,712

Commitments and contingencies
Stockholders’ equity:
Preferred stock	4,631	—	—		4,631
Common stock	281	7,440	(7,438)	(2)	283
Additional paid-in capital	2,254,511	123,488	(87,138)	(2)	2,290,861
Treasury stock, at cost	(16,214)	—	—		(16,214)
Accumulated other comprehensive income	7,567	—	—		7,567
Accumulated deficit	(247,338)	(255,317)	255,317	(2)	(247,338)

Total stockholders’ equity (deficit)	2,003,438	(124,389)	160,741		2,039,790

Total liabilities and stockholders’ equity	$3,499,614	$74,054	$45,834		$3,619,502

(A)	As reported in Nuance’s Form 10-K as of September 30, 2009 as filed with the SEC.

(B)	As derived from SpinVox’s unaudited financial information as of September 30, 2009.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NUANCE COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
For the Twelve Months Ended September 30, 2009

	Historical	Historical
	Nuance for the	SpinVox for the
	Twelve Months Ended	Twelve Months Ended	Pro Forma		Pro Forma
	September 30, 2009 (A)	September 30, 2009 (B)	Adjustments		Combined
	(in thousands, except per share amounts)
Revenue:
Product and licensing	$373,367	$—	$—		$373,367
Professional services and hosting	411,363	13,344	4,171	(7)	428,878
Maintenance and support	165,622	—	—		165,622

Total revenue	950,352	13,344	4,171		967,867

Cost of revenue:
Product and licensing	37,255	—	—		37,255
Professional services and hosting	254,777	49,842	—		304,619
Maintenance and support	29,129	—	—		29,129
Amortization of intangible assets	38,390	—	4,500	(7)	42,890

Total cost of revenue	359,551	49,842	4,500		413,893

Gross profit (loss)	590,801	(36,498)	(329)		553,974

Operating expenses:
Research and development	119,434	15,027	(4,361	)(7)	130,100
Sales and marketing	219,226	19,156	—		238,382
General and administrative	112,068	27,159	—		139,227
Amortization of intangible assets	76,978	—	2,667	(7)	79,645
Restructuring and other charges (credits), net	5,520	—	—		5,520

Total operating expenses	533,226	61,342	(1,694)		592,874

Income (loss) from operations	57,575	(97,840)	1,365		(38,900)
Other income (expense):
Interest income	3,562	199	(533	)(8)	3,228
Interest expense	(40,103)	(19,884)	19,645	(9)	(40,342)
Other (expense) income, net	7,155	1,083	—		8,238

Income (loss) before income taxes	28,189	(116,442)	20,477		(67,776)
Provision for (benefit from) income taxes	40,391	(306)	—		40,085

Net income (loss)	$(12,202)	$(116,136)	$20,477		$(107,861)

Net loss per share:
Basic and diluted	$(0.05)				$(0.42)

Weighted average common shares outstanding:
Basic and diluted	253,644		2,299	(2)	255,943

(A)	As reported in Nuance’s Form 10-K for the twelve months ended September 30, 2009 as filed with the SEC.

(B)	As derived from SpinVox’s unaudited financial information for the nine-month periods ended September 30, 2009 and 2008 and SpinVox’s audited financial information for the year ended December 31, 2008.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
     The pro forma data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of October 1, 2008. Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of potential contingencies, which will not be known until the resolution of the contingency. The preliminary purchase consideration and purchase price allocation has been presented and does not necessarily represent the final purchase price allocation. The preliminary allocations of the purchase consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.
2. PRELIMINARY PURCHASE PRICE ALLOCATION
     A summary of the preliminary purchase price allocation for the acquisition of SpinVox is as follows (in thousands):

Total purchase consideration:
Cash	$67,500
Common Stock	36,352

Total purchase consideration	$103,852

Allocation of the purchase consideration:
Current assets	$35,337
Other assets	2,743
Identifiable intangible assets	45,300
Goodwill	104,008

Total assets acquired	187,338
Current liabilities	(83,536)

Net assets acquired	$103,852

     Current assets acquired from SpinVox primarily relate to cash and accounts receivable. Current liabilities primarily relate to accounts payable and accrued expenses. Intangible assets acquired consist of customer relationships, core and completed technology, and SpinVox’s trade name.
     No tax adjustment has been reflected in the unaudited pro forma combined consolidated statement of operations as the combined pro forma result was a loss for the respective period.
3. PRO FORMA ADJUSTMENTS
The following pro forma adjustments are based on preliminary estimates, which may change as additional information is obtained:
(1) Adjustment to record cash consideration paid in connection with the acquisition.
(2) Adjustment to eliminate SpinVox’s historical stockholders’ equity.
     Adjustment to record common stock of $2,000 and Additional Paid in Capital of $36,350,000 related to the issuance of approximately 2.3 million shares of Nuance common stock valued at $15.81 per share based on the closing Nuance common stock price on the date of acquisition.
     Adjustment to record the weighted impact of 2.3 million shares of Nuance common stock issued in connection with the SpinVox acquisition for the period from October 1, 2008 to September 30, 2009.
(3) Adjustment to record fair value of intangible assets acquired totaling $45,300,000, less the write-off of SpinVox’s capitalized intangible assets of $35,974,000.
(4) Adjustment to record goodwill of $104,008,000 as a result of purchase consideration in excess of the fair value of assets acquired and liabilities assumed.
(5) Adjustment to eliminate SpinVox’s existing financial indebtedness that was eliminated as a result of the acquisition.
(6) Adjustment to reduce the historical deferred revenue of SpinVox as of September 30, 2009 to its estimated fair value.
(7) Adjustment to eliminate historical amortization of $8,532,000 on historical SpinVox intangible assets.

     Adjustment to record amortization expense, on a straight-line basis, for the $45,300,000 million of acquired identifiable intangible assets. The estimated weighted average useful life of the acquired identifiable intangible assets is 10.2 years.
(8) Adjustment to reduce interest income by applying the rate of return for the respective period to the assumed net decrease in cash used to fund the acquisition.
(9) Adjustment to eliminate historical interest expense relating to the existing financial indebtedness that was cancelled pursuant to the acquisition.

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